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                                                                     EXHIBIT 4.1


                         THIRD CERTIFICATE OF AMENDMENT
                                     OF THE
             FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               AUTOBYTEL.COM INC.
                             A DELAWARE CORPORATION

     autobytel.com inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies under penalty of perjury under the laws of the State of Delaware as follows:

     FIRST: That this Corporation was originally incorporated on May 17, 1996 under the name of Auto-By-Tel Corporation, pursuant to the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law").

     SECOND: That pursuant to Section 242 of the Delaware General Corporation Law, this Third Certificate of Amendment of the Fifth Amended and Restated Certificate of Incorporation amends the Fifth Amended and Restated Certificate of Incorporation of the Corporation as follows:

          "Article I.

     The name of the corporation is Autobytel Inc.(the "Corporation")."

     THIRD: That pursuant to Section 242 of the Delaware General Corporation Law, the foregoing amendment of the Fifth Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors of the Corporation.

     FOURTH: That pursuant to Section 242 of the Delaware General Corporation Law, the foregoing amendment of the Fifth Amended and Restated Certificate of Incorporation has been duly approved by the holders of the requisite number of shares of the Corporation.

     IN WITNESS WHEREOF, the Corporation has caused this Third Certificate of Amendment of the Fifth Amended and Restated Certificate of Incorporation to be signed by Mark W. Lorimer, its President and CEO, and Ariel Amir, its Secretary, this 14th day of August, 2001.


                                              By: /s/ Mark W. Lorimer
                                                  ------------------------------
                                                      Mark W. Lorimer
                                                      President and CEO


                                              By: /s/ Ariel Amir
                                                  ------------------------------
                                                      Ariel Amir
                                                      Secretary